EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Cullen Agricultural Holding Corp. dated as of July 5, 2011 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: July 5, 2011	MAGNETAR FINANCIAL LLC
	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
Title: Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

Date: July 5, 2011	MAGNETAR CAPITAL PARTNERS LP
	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
Title: Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP

Date: July 5, 2011	SUPERNOVA MANAGEMENT LLC
	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
Title: Manager

Date: July 5, 2011	/s/ Alec N. Litowitz
Alec N. Litowitz